Exhibit 10.5

Non-Competition Agreement

This Non-Competition Agreement (“this Agreement”) is made and entered into as of                      in Shanghai, by and between the following parties:

                    , residing at                                         , of which the authorized representative is                                          (“the Company”);

and

                                          (Gender:             ; Identification Card No.:             ), residing at                                          (“the Employee”).

(The Company and the Employee are hereinafter referred to as the “Parties” collectively and the “party” individually.)

The Parties entered into and executed this Agreement under the following terms and conditions, after friendly discussions and negotiation, in accordance with the applicable laws, rules and regulations of the People’s Republic of China (“PRC”):

Article 1	Non-Competition

1.1 During the period stipulated in Article 1.4 of this Agreement (the “Non-Competition Period”), the Employee, may not, directly or indirectly, engage or participate in research and development work in 10 leading pharmaceutical and biotechnology R&D outsourcing companies or institutions in mainland China. The list of aforesaid 10 leading R&D outsourcing companies or institutions will be published by the Company every year based on the number of research staff published by R&D companies in mainland China.

1.2 During the period stipulated in Article 1.4 of this Agreement the Employee will not, directly or indirectly engage in, manage or direct persons engaged in, provide services to, own or operate any business which provides products, services or technologies substantially similar to the business conducted by the Company (“Competitive Business Activity”);

1.3 During the period stipulated in Article 1.4 of this Agreement, the Employee will not, directly or indirectly, induce any other employee or consultant of the Company or any of its affiliates to terminate his or her employment or engagement with the Company and any of such affiliates.

1.4 Non-Competition Period

Non-Competition period: during the Employment Term and within one year after termination or cancellation of the Employment Contract between the Parties

1.5 The Company shall inform the Employee clearly in writing whether the Employee shall perform the Agreement or not within one month after the Employee resigns. If the Company requires the Employee to perform the Agreement, it will compensate the Employee in accordance with Article 2 of this Agreement.

Article 2	Compensation

2.1 If the Company requires the Employee to perform the Agreement, in particular with Article 1 herein, the Company shall pay the compensation to the Employee after termination or cancellation (for any reason) of his/her employment by the company. The compensation per month will be determined by the Company and the Employee through consultation when the Employee leaves the Company.. If the Company and the Employee can not reach this Agreement on the amount of the compensation after consultation, the Company will pay the Employee 75% of average monthly salary of last twelve months of the Employee as the compensation per month. If the Company pays the Employee the compensation, the Employee shall comply in all respects of this Agreement...

2.2 The afore-said compensation shall be paid to the Employee in the following way: paid to the Employee once per month. The Employee shall provide his/her bank account information to the Company in detail within 10 days before he/she leaves the Company. No later than one (1) month after the termination of the Employee’s employment by the Company, the Company will remit the payable compensation for the first month to the Employee’s bank account; and in the              of every remaining month, the Company will remit the compensation for the month to the Employee’s bank account. To pay the remainder of compensation (if any), the Company shall be subject to the same rule as stipulated in this Article 2.2. In the event that the Employee fails to provide his/her bank account in time as agreed, which causes that the Company fails to pay the Compensation or fails to pay the Company the in time, the Company will not bear any responsibility caused by such late payment or non-payment, and the Employee shall be still bound by all the contents in this Agreement. In the event that the bank account of the Employee is changed, the Employee shall inform the Company of such change in writing in time. If the Employee fails to inform the Company of the bank account changes, which causes that the Company fails to pay the Compensation in time, the Company will not bear any responsibility caused by such late payment or non-payment, and the Employee shall be still bound by all the contents in this Agreement.

2.3 In the event that the Employee refuse such compensation paid by the Company, the Employee shall be still bound by all the contents in this Agreement.

2.4 The Company may, at any time, unilaterally terminate this Agreement, given whether the Employee needs to undertake such non-competition obligation, with one month’s prior notice in writing issued to the Employee. After the termination of this Agreement, the Company will not pay any of the compensation or of the remaining compensations to the Employee, and the Employee will not take Non-Competition obligations.

2.5 The written notice of terminating this Agreement from the Company to the Employee shall be served to the Employee’s contact address as first above written in this Agreement. In the event that there is any change of the Employee of terminating this Agreement.

Article 3	Liability for Breach

The Employee hereby warrants that he/she will undertake the obligations stipulated herein. Any violation of the Employee’s such obligations will cause immeasurable damages to the Company. Therefore, the Employee hereby agrees that the Company shall be entitled forthwith to request the Employee not to be engaged in any job, in any form, which competes with the Company’s business. The Employee shall immediately return all the compensations that have been paid by the Company under this Agreement. Where the Employee’s breach causes any losses to the Company, the Employee shall compensate for the actual losses incurred by the Company. Reasonable fees and expenses occurred arising out of the Company’s investigating the Employee’s breach of this Agreement shall be compensated or reimbursed by the Employee.

Article 4	Settlement of Disputes

Should any disputes between the Parties arising out of or in connection with this Agreement occur, the Parties shall use their best efforts resolve through friendly negotiation. In the event such disputes are not settled through negotiation, either Party may submit the dispute with written application to the competent labor arbitration commission at the venue with written application to the competent labor arbitration commission at the venue where the Company is located, within 60 days of the occurrence of such dispute. Where the result of labor arbitration is not satisfied, either party may initiate an action with the competent court at the venue where the Company is located, within 15 days of either party’s receipt of arbitration award.

Article 5	Miscellaneous

5.1 In the event that any provisions of this Agreement should be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions of this Agreement.

5.2 This Agreement is written in both Chinese and English in two original counterparts of each language. In case of any discrepancies between the Chinese version and the English version, the Chinese version shall prevail. Each party shall keep one original copy, and all original copies constitute one and the same document.

5.3 This Agreement shall survive the expiration or termination of the Employment Contract executed by the Parties.

5.4 This Agreement shall prevail should there be any inconsistency between this Agreement and any prior verbal or written agreement between the Parties. This Agreement shall constitute a supplemental agreement to the Employment Contract. Should there is any inconsistency between the Employment Contract and this Agreement, this Agreement shall prevail.

5.5 This Agreement may not be revised, amended or supplemented unless the Parties have concluded a written agreement and signed this agreement.

5.6 This Agreement will come into force immediately upon signing and/or sealing by the Parties.

Executed by the parties as follows:

Company

Authorized Representative:

Title:

Date:

Employee

Name

Date:

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